Subsidiaries of DENTSPLY International Inc (the “Company”) - 2010

A.	Direct Subsidiaries of the Company
1)	DENTSPLY Prosthetics U.S. LLC (Delaware)

2)	GAC International LLC (New York)
a)	Orthodental International, Inc.
b)	Orthodental S.A. de C.V. (Mexico)

3)	DENTSPLY Finance Co. (Delaware)
a)	Dentsply Chile Comercial Limitada (Chile)
b)	Dentsply Germany Investments GmbH (Germany)
1)	Dentsply Luxembourg, S.a.r.l. (Luxembourg)
2)	Ceramco Manufacturing B.V. (Netherlands)
3)	ESHealthcare NV (Belgium)
(a)	ES Holding (Belgium)
(b)	ES Tooling (Belgium)
4)	Lomberg BV (Netherlands)
5)	Dentsply Germany Holdings GmbH (Germany)
(a)	VDW GmbH (Germany)
(b)	Dentsply DeTrey GmbH (Germany)
(c)	Friadent GmbH (Germany)
(d)	DeguDent GmbH (Germany)
(i)	Ducera Dental Verwaltungs-ges.m.b.H. (Germany)
(e)	Elephant Dental GmbH (Germany)
6)	Zhermack International S.a.r.l. (Luxembourg) (57.89%)
(a)	Zhermack SpA (Italy)
(i)	Zhermack GmbH (Germany)
(ii)	Zhermapol SP (Poland)
(iii)	Zhermack, Inc. (US – Nevada)
(b)	Zhermack Holland

4)	DENTSPLY North America LLC (Delaware)

5)	Dentsply Argentina S.A.C.e.I. (Argentina)

6)	DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

7)	Dentsply Mexico S.A. de C.V. (Mexico)

8)	Dentsply India Pvt. Ltd. (India)

9)	Dentsply (Philippines) Inc. (Philippines)

10)	Dentsply (Thailand) Ltd. (Thailand)

11)	Dentsply Dental (Tianjin) Co. Ltd. (China)

12)	Dentsply Tianjin International Trading Co. Ltd. (China)

13)	Dentsply Korea Limited

14)	Ceramco Europe Limited (Cayman Islands)
a)	Ceramco UK Limited (Dormant)

15)	Dentsply LLC (Delaware)

16)	DSHealthcare Inc. (Delaware)

17)	TDP NT LLC (Delaware)

18)	Raintree Essix Inc. (Delaware)

19)	Dentsply Israel Ltd.

20)	Ransom & Randolph Company (Delaware)

21)	EndoAction Inc.

22)	Osteointegration Materials LLC (Delaware)

23)	Dentsply Friadent Turkey (Istanbul)

24)	Tulsa Dental Products LLC (Delaware)
a)	Tulsa Finance Co. (Delaware)

25)	Dentsply Canada Ltd. (Canada (Ontario))

26)	The International Tooth Co. Limited (United Kingdom)

27)	Dentsply Services (Switzerland) S.a.r.l. (Switzerland)

28)	Prident International, Inc. (California)
a)	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

29)	Dentsply Espana SL (Spain)

30)	DENTSPLY Holding Company
a)	DENTSPLY-Sankin K.K. (Japan)
1)	Sankin Laboratories K.K. (Japan)
b)	DeguDent Industria e Comercio Ltda. (Brazil)
1)	DeguDent da Amazonia Industria e Comercio Ltda. (Brazil)
2)	Degpar Participacoes e Empreendimentos S.A. (Brazil)
(a)	DLA Pharmaceutical Ltda. (Brazil)
(b)	DPLA Participacoes Ltda. (Brazil)
c)	Dentsply Industria e Comercio Ltda. (Brazil)
d)	Dentsply EU Holding S.a.r.L (Luxembourg)
1)	Dentsply Europe S.a.r.l. (Luxembourg)
(a)	Dentsply Investments KG (Germany)
(b)	Dentsply Sweden AB (Sweden)
2)	Dentsply Friadent Espana SA (Spain)
e)	Dentsply Switzerland Holdings SA (Switzerland)
1)	Maillefer Instruments Holding S.a.r.l. (Switzerland)
(a)	Maillefer Instruments Trading S.a.r.l. (Switzerland)
(b)	Maillefer Instruments Consulting S.a.r.l. (Switzerland)
(c)	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)
(d)	GAC, SA (Switzerland)
(i)	GAC Deutschland GmbH (Germany)
(ii)	GAC Norge Sa (Norway)
(iii)	SOF SA (France)

f)	Dentsply Australia Pty. Ltd. (Australia (Victoria))
1)	Dentsply (NZ) Limited (New Zealand)

g)	PT Dentsply Indonesia (Indonesia)
h)	Dentsply CE S.a.r.l. (Luxembourg)

31)	Dentsply (Singapore) Pte. Ltd. (Singapore)

32)	GAC International Asia Pte. Ltd. (Singapore)

B.	Subsidiaries of Dentsply Europe S.a.r.L.

1)	Elephant Dental B.V. (Netherlands)
a)	Cicero Dental Systems B.V. (Netherlands)
b)	DeguDent Benelux B.V. (Netherlands)
c)	Dental Trust B.V. (Netherlands)
d)	Materialise Dental NV (40%) (Netherlands)

2)	DeguDent Austria Handels GmbH (Austria)

3)	Dentsply Limited (Cayman Islands)
a)	Dentsply Holdings Unlimited (U.K.)
b)	Dentsply Russia Limited (U.K.)
c)	Amalco Holdings Ltd (U.K., Dormant)
d)	Keith Wilson Limited (U.K., Dormant)
e)	Oral Topics Limited (U.K., Dormant)
f)	AD Engineering Company Limited (Dormant)

4)	Dentsply Italia SrL (Italy)

5)	Dentsply France S.A.S. (France)

6)	Dentsply South Africa (Pty) Limited (South Africa)

7)	Friadent Schweiz AG (Switzerland)

8)	Dentsply Friadent Benelux N.V. (Belgium)

9)	Dentsply Friadent Scandinavia (Denmark)

10)	Friadent Brasil Ltda. (Brazil)

11)	Dentsply DeTrey Sarl (Switzerland)